Exhibit 5.1

Holland & Knight

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May 14, 2026

Riley Exploration Permian, Inc.
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104

Re: Riley Exploration Permian, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Riley Exploration Permian, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act by the Company of 2,800,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), issuable under the Riley Exploration Permian, Inc. Second Amended and Restated 2021 Long Term Incentive Plan (as amended, the "Plan"). This opinion is being issued pursuant to the requirements of the Act.

In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement and all exhibits thereto, (ii) the Company's First Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (iii) the Company's Third Amended and Restated Bylaws, as amended to date and currently in effect; (iv) the Plan, as amended to date and currently in effect; (v) certain resolutions of the Board of Directors of the Company in connection with the Registration Statement; and (vi) certain resolutions adopted in connection with the Company's annual meetings of shareholders.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (i) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares; (ii) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a duplicate or a certified or conformed copy and the authenticity of the original of each document received by us as a duplicate or a certified or conformed copy; (iii) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed; (iv) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof; (v) that

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May 14, 2026 Page 2 {00031705.DOCX:1 } #537085198_v1 there has been no undisclosed waiver of any right, remedy or provision contained in such documents; and (vi) that the offer and sale of Shares under the Plan complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied, to the extent we have deemed reasonably appropriate, upon statements and representations of officers or directors of the Company. Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable. This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Delaware, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Sincerely yours, /s/ HOLLAND & KNIGHT LLP HOLLAND & KNIGHT LLP